Exhibit 99.1

Ecovyst Reports Third Quarter 2025 Results and Updates Guidance

WAYNE, PA, November 4, 2025 -- Ecovyst Inc. (NYSE: ECVT) (“Ecovyst” or the “Company”), a leading provider of virgin sulfuric acid and sulfuric acid regeneration services, today reported results from continuing operations for the third quarter ended September 30, 2025.

Third Quarter 2025 Results & Highlights from Continuing Operations
The financial results of the Advanced Materials & Catalysts business are reported in discontinued operations in the financial statements for all periods presented.
•Announced agreement to divest the Advanced Materials & Catalysts segment for a purchase price of $556 million, subject to certain adjustments, with expected net proceeds of approximately $530 million. The transaction is expected to close in the first quarter of 2026.
•Sales from continuing operations of $204.9 million, compared to $153.9 million in the third quarter of 2024
•Net Income from continuing operations of $0.4 million, compared to $14.8 million in the year-ago quarter, with a net income margin of 0.2% and diluted net income per share of $0.00. Adjusted Net Income from continuing operations was $21.9 million, compared to $16.7 million in the year-ago quarter, with Adjusted Diluted Income per share of $0.19
•Adjusted EBITDA of $57.5 million, compared to $48.7 million in the third quarter of 2024, with an Adjusted EBITDA margin of 28.1%. Ecoservices segment Adjusted EBITDA was $63.6 million, compared to $55.1 million in the third quarter of 2024, with an Adjusted EBITDA margin of 31.0%
•Cash flows from operating activities were $77.5 million for the nine months ended September 30, 2025, compared to $66.0 million for the nine months ended September 30, 2024. Adjusted Free Cash Flow was $42.4 million for the nine months ended September 30, 2025, compared to $59.3 million for the nine months ended September 30, 2024
•The Company’s Board of Directors amended its existing $450 million share repurchase plan to remove the April 2026 expiration date. As of September 30, 2025, $202.2 million was available for stock repurchases under the program
•Repurchased $5.5 million of common stock

“As a result of a comprehensive strategic review process, during the third quarter we announced the agreement to sell our Advanced Materials & Catalysts segment to Technip Energies for a purchase price of $556 million. The transaction is expected to close in the first quarter of 2026 and we anticipate using between $450 million and $500 million of the expected $530 million net proceeds to reduce our long-term debt, resulting in a projected net debt leverage ratio of below 1.5x,” said Mike Feehan, Ecovyst’s Chief Financial Officer. “The sale reflects our continued commitment to unlocking value for stockholders.”

“We believe this transaction will position Ecovyst to deliver on its long-term strategic plan for growth with a strong balance sheet, providing significant liquidity and bolstering the Company’s free cash flow generation that will support our balanced and disciplined capital allocation framework. We will continue to strategically invest in our business both through organic growth as well as opportunistic acquisitions that are designed to expand our market presence and capabilities. Returning capital to stockholders through our stock repurchase program remains an additional important element of our capital allocation strategy and is further enhanced by our strengthened financial position,” said Kurt Bitting, CEO of Ecovyst.

“Underscoring this commitment, during the third quarter stock repurchases totaled $5.5 million, and we intend to repurchase up to $20 million of our common stock in the fourth quarter of 2025. Additionally, Ecovyst’s Board of Directors has amended our existing $450 million stock repurchase plan, which has approximately $200 million remaining, to remove the April 2026 expiration date,” said Bitting.

“In terms of our continuing operations, third quarter demand fundamentals for Ecoservices remained strong, driving growth in virgin sulfuric acid sales. We continued to benefit from favorable contractual pricing in our regeneration services business, and while regeneration volume was temporarily impacted by unplanned and extended customer downtime, Ecoservices’ third quarter Adjusted EBITDA reached $64 million, up 15% year-over-year, and within our guidance,” said Bitting.

Ecovyst Third Quarter 2025 Earnings Release	Page 1

Review of Business Results from Continuing Operations
Third quarter 2025 sales were $204.9 million, compared to $153.9 million in the third quarter of 2024. The increase in sales reflects the pass-through effect of higher sulfur costs, favorable contractual pricing for regeneration services and higher sales volume for virgin sulfuric acid, including the sales contribution from the Waggaman sulfuric acid assets, partially offset by lower regeneration services volume associated with unplanned and extended customer downtime. Third quarter 2025 Adjusted EBITDA for Ecoservices was $63.6 million, compared to $55.1 million in the third quarter of 2024, with favorable contractual pricing for regeneration services, and higher sales volume for virgin sulfuric acid, partially offset by lower regeneration services volume due to unplanned and extended customer down time. Unallocated corporate costs in the third quarter of 2025 were $6.1 million, compared to $6.4 million in the third quarter of 2024.

Cash Flows and Balance Sheet
Cash flows from operating activities for continuing operations was $77.5 million for the nine months ended September 30, 2025, compared to $66.0 million for the nine months ended September 30, 2024. The increase was primarily driven by higher earnings exclusive of non-cash expenses and favorable changes in working capital. Cash flows from operating activities including discontinued operations was $98.5 million for the nine months ended September 30, 2025, compared to $106.4 million for the nine months ended September 30, 2024.
At September 30, 2025, the Company had cash and cash equivalents of $99.1 million, including $82.0 million of cash and cash equivalents from continuing operations and $17.1 million of cash and cash equivalents from discontinued operations. Total gross debt was $864.3 million and availability under the ABL facility was $85.6 million, after giving effect to $3.3 million of outstanding letters of credit and with no revolving credit facility borrowings outstanding. Total cash and cash equivalents of $99.1 million plus the $85.6 million of availability under the ABL facility provided for total available liquidity of $184.7 million.
2025 Revised Financial Outlook for Continuing Operations
As our previous guidance included anticipated results for our Advanced Materials & Catalysts segment, which is now reported as a discontinued operation, we are providing revised guidance for the Ecoservices business segment, reported as continuing operations.
For the balance of the year we expect alkylate production economics to remain favorable. However, customer unplanned and extended maintenance has extended into the fourth quarter, and we expect this to temporarily result in lower regeneration volumes. We do anticipate a continuation of positive demand for virgin sulfuric acid sales, including in mining applications, supported by incremental demand associated with copper mine expansion projects in the fourth quarter.

The Company’s revised 2025 guidance for continuing operations is as follows:

▪Sales1 of Ecoservices from continuing operations of $700 million to $740 million
▪Adjusted EBITDA2 from continuing operations of approximately $170 million
▪Adjusted EBITDA2 of Ecoservices of approximately $200 million with unallocated corporate costs of approximately $30 million.
▪Adjusted Free Cash Flow2 of $75 million to $85 million
▪Capital expenditures of Ecoservices of $60 million to $70 million
▪Interest expense3 of $32 million to $34 million
▪Depreciation & Amortization of $75 million to $80 million
▪Effective tax rate in the mid 20% range

1Sales outlook for 2025 assumes higher average sulfur prices compared to 2024 and higher projected pass-through of sulfur costs of approximately $70 million.

Ecovyst Third Quarter 2025 Earnings Release	Page 2

2In reliance upon the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K, the Company is not able to provide a reconciliation of its non-GAAP financial guidance to the corresponding GAAP measures without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation such as certain non-cash, nonrecurring or other items that are included in net income and net cash provided by operating activities as well as the related tax impacts of these items and asset dispositions / acquisitions and changes in foreign currency exchange rates that are included in cash flow, due to the uncertainty and variability of the nature and amount of these future charges and costs. Because this information is uncertain, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

3Interest expense from continuing operations includes a portion that has been allocated to discontinued operations on the basis of the Company’s estimated mandatory partial repayment of the 2025 Term Loan Facility.

Stock Repurchase
In April 2022, the Company’s Board of Directors approved a stock repurchase program authorizing the repurchase of up to $450 million of the Company’s outstanding common stock over the next four years. In October 2025, the Company’s Board of Directors approved the removal of the expiration date of the stock repurchase program. As of September 30, 2025, $202.2 million was available for stock repurchases under the program.
During the third quarter of 2025, the Company repurchased 610,212 shares of its common stock at an average price of $9.06 per share, for a total cost of $5.5 million.
During the third quarter of 2024, the Company did not repurchase any shares of its common stock pursuant to the stock repurchase program.
For possible future repurchases, the actual timing, number, and nature of shares repurchased will depend on a variety of factors, including stock price, trading volume, and general business and market conditions and may be conducted through negotiated transactions, open market repurchases or other means, including through Rule 10b-18 and Rule 10b5-1 trading plans or accelerated stock repurchases. The repurchase program does not obligate the Company to acquire any number of shares in any specific period, or at all, and the repurchase program may be amended, suspended or discontinued at any time at the Company’s discretion.

Conference Call and Webcast Details
On Tuesday, November 4, 2025, Ecovyst management will review the third quarter 2025 results during a conference call and audio-only webcast scheduled for 11:00 a.m. Eastern Time.
Conference Call: Investors may listen to the conference call live via telephone by dialing 1 (800) 245-3047 (domestic) or
1 (203) 518-9765 (international) and use the participant code ECVTQ325.

Webcast: An audio-only live webcast of the conference call and presentation materials can be accessed at https://investor.ecovyst.com. A replay of the conference call/webcast will be made available at https://investor.ecovyst.com/events-presentations.

Investor Contact:
Gene Shiels
(484) 617-1225
gene.shiels@ecovyst.com

Ecovyst Third Quarter 2025 Earnings Release	Page 3

About Ecovyst Inc.
Ecovyst Inc. and subsidiaries is a leading provider of virgin sulfuric acid and sulfuric acid regeneration services. We believe that our products and services contribute to improving the sustainability of the environment.
We are a leading provider of sulfuric acid recycling to the North American refining industry for the production of alkylate, an essential gasoline component for lowering vapor pressure and increasing octane to meet stringent gasoline specifications and fuel efficiency standards. We are also a leading North American producer of high quality and high strength virgin sulfuric acid for industrial and mining applications. We also provide chemical waste handling and treatment services, as well as ex-situ catalyst activation services for the refining and petrochemical industry.

For more information, see our website at https://www.ecovyst.com.

Presentation of Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this press release, the Company has provided non-GAAP financial measures — Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Diluted Income per share and Net Debt Leverage Ratio (collectively, “Non-GAAP Financial Measures”) — which present results on a basis adjusted for certain items. The Company uses these Non-GAAP Financial Measures for business planning purposes and in measuring its performance relative to that of its competitors. The Company believes that these Non-GAAP Financial Measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business. These Non-GAAP Financial Measures are not intended to replace, and should not be considered superior to, the presentation of the Company’s financial results in accordance with GAAP. The use of the Non-GAAP Financial Measures terms may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. These Non-GAAP Financial Measures are reconciled from the respective measures under GAAP in the attached appendix.

Note on Forward-Looking Statements
Some of the information contained in this press release constitutes “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Examples of forward-looking statements include, but are not limited to, statements regarding our future results of operations, financial condition, capital expenditure projects, liquidity, prospects, growth, strategies, capital allocation program (including the stock repurchase program), product and service offerings, expected demand trends, the timing of and our ability to consummate the announced sale of our Advanced Materials & Catalysts segment and its impact on our expected debt and net debt leverage ratio, and our 2025 financial outlook. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against placing any undue reliance on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, including the enactment, schedule and impact of tariffs and trade disputes, currency exchange rates, adverse effects from the U.S. government shutdown, the effects of inflation, the timing of and our ability to consummate the announced sale of our Advanced Materials & Catalysts segment, and other factors, including those described in the sections titled “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Ecovyst Third Quarter 2025 Earnings Release	Page 4

ECOVYST INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except share and per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change

Sales	$204.9	$153.9	33.1%	$524.1	$449.4	16.6%
Cost of goods sold	152.8	108.8	40.4%	412.7	329.0	25.4%
Gross profit	52.1	45.1	15.5%	111.4	120.4	(7.5)%
Selling, general and administrative expenses	15.7	15.2	3.3%	49.8	49.8	—%
Other operating expense, net	8.1	2.4	237.5%	18.5	7.9	134.2%
Operating income	28.3	27.5	2.9%	43.1	62.7	(31.3)%
Interest expense, net	8.4	7.9	6.3%	24.8	27.1	(8.5)%
Debt modification and extinguishment costs	—	—	—%	1.0	4.6	(78.3)%
Other (income) expense, net	(0.7)	0.2	(450.0)%	(0.3)	0.6	(150.0)%
Income from continuing operations before income taxes	20.6	19.4	6.2%	17.6	30.4	(42.1)%
Provision for income taxes	20.2	4.6	339.1%	20.0	8.0	150.0%
Effective tax rate	98.2%	23.7%		113.4%	26.4%
Net income (loss) from continuing operations	0.4	14.8	(97.3)%	(2.4)	22.4	(110.7)%
Net (loss) income from discontinued operations, net of tax	(79.7)	(0.5)	15,840.0%	(74.5)	1.4	(5,421.4)%
Net (loss) income	$(79.3)	$14.3	(654.5)%	$(76.9)	$23.8	(423.1)%

Earnings per share:
Basic income (loss) per share - continuing operations	$—	$0.13		$(0.02)	$0.19
Diluted income (loss) per share - continuing operations	$—	$0.13		$(0.02)	$0.19
Basic (loss) income per share - discontinued operations	$(0.70)	$(0.01)		$(0.64)	$0.01
Diluted (loss) income per share - discontinued operations	$(0.69)	$(0.01)		$(0.64)	$0.01
Basic (loss) income per share	$(0.70)	$0.12		$(0.66)	$0.20
Diluted (loss) income per share	$(0.69)	$0.12		$(0.66)	$0.20

Weighted average shares outstanding:
Basic	113,901,834	116,490,634		115,943,873	116,786,759
Diluted	114,869,273	117,187,054		115,943,873	117,425,254

Ecovyst Third Quarter 2025 Earnings Release	Page 5

ECOVYST INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$82.0	$131.4
Accounts receivable, net	83.3	53.2
Inventories, net	24.1	18.0
Derivative assets	2.4	6.5
Prepaid and other current assets	13.5	10.9
Current assets held for sale	91.8	83.7
Total current assets	297.1	303.7
Property, plant and equipment, net	481.2	458.7
Goodwill	327.0	326.6
Other intangible assets, net	62.1	67.7
Right-of-use lease assets	40.5	33.1
Other long-term assets	37.9	37.3
Long-term assets held for sale	489.0	575.2
Total assets	$1,734.8	$1,802.3
LIABILITIES
Current maturities of long-term debt	$8.7	$8.7
Accounts payable	47.1	32.9
Operating lease liabilities—current	9.9	9.1
Accrued liabilities	48.7	39.8
Current liabilities held for sale	17.7	24.6
Total current liabilities	132.1	115.1
Long-term debt, excluding current portion	846.1	852.1
Deferred income taxes	114.4	105.4
Operating lease liabilities—noncurrent	30.9	23.9
Other long-term liabilities	2.8	3.1
Long-term liabilities held for sale	0.7	2.2
Total liabilities	1,127.0	1,101.8
Commitments and contingencies
EQUITY
Common stock ($0.01 par); authorized shares 450,000,000; issued shares 140,872,846 and 140,872,846 on September 30, 2025 and December 31, 2024, respectively; outstanding shares 114,019,414 and 116,534,803 on September 30, 2025 and December 31, 2024, respectively	1.4	1.4
Preferred stock ($0.01 par); authorized shares 50,000,000; no shares issued or outstanding on September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	1,105.6	1,106.8
Accumulated deficit	(254.4)	(177.5)
Treasury stock, at cost; shares 26,853,432 and 24,338,043 on September 30, 2025 and December 31, 2024, respectively	(240.9)	(222.8)
Accumulated other comprehensive loss	(3.9)	(7.4)
Total equity	607.8	700.5
Total liabilities and equity	$1,734.8	$1,802.3

Ecovyst Third Quarter 2025 Earnings Release	Page 6

ECOVYST INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:	(in millions)
Net (loss) income	$(76.9)	$23.8
Net loss (income) from discontinued operations	74.5	(1.4)
Net (loss) income from continuing operations	(2.4)	22.4
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	50.0	44.5
Amortization	8.0	8.0
Amortization of deferred financing costs and original issue discount	0.9	1.1
Deferred income tax provision (benefit)	18.9	(3.4)
Net loss on asset disposals	4.0	0.8
Stock compensation	7.6	8.3
Other, net	(7.2)	(7.8)
Working capital changes that provided (used) cash:
Receivables	(20.4)	1.3
Inventories	(3.1)	(0.2)
Prepaids and other current assets	0.4	(1.1)
Accounts payable	14.6	(3.9)
Accrued liabilities	6.2	(4.0)
Net cash provided by operating activities, continuing operations	77.5	66.0
Net cash provided by operating activities, discontinued operations	21.0	40.4
Net cash provided by operating activities	98.5	106.4

Cash flows from investing activities:
Purchases of property, plant and equipment	(51.6)	(43.0)
Business combinations	(41.3)	—
Net cash used in investing activities, continuing operations	(92.9)	(43.0)
Net cash used in investing activities, discontinued operations	(15.5)	(13.2)
Net cash used in investing activities	(108.4)	(56.2)

Ecovyst Third Quarter 2025 Earnings Release	Page 7

Cash flows from financing activities:
Issuance of long-term debt, net of original issue discount and financing fees	870.8	870.8
Repayments of long-term debt	(877.4)	(877.5)
Repurchases of common shares	(27.5)	(5.0)
Tax withholdings on equity award vesting	(1.5)	(1.2)
Other, net	0.5	0.2
Net cash used in financing activities, continuing operations	(35.1)	(12.7)
Net cash used in financing activities, discontinued operations	(2.4)	(2.4)
Net cash used in financing activities	(37.5)	(15.1)

Effect of exchange rate changes on cash and cash equivalents	0.5	—
Net change in cash and cash equivalents	(46.9)	35.1
Cash and cash equivalents at beginning of period	146.0	88.4
Cash and cash equivalents at end of period	99.1	123.5
Less: cash, cash equivalents, and restricted cash of discontinued operations	(17.1)	(23.3)
Cash, cash equivalents and restricted cash at end of period of continuing operations	$82.0	$100.2

Ecovyst Third Quarter 2025 Earnings Release	Page 8

Appendix Table A-1: Reconciliation of Net Income (Loss) From Continuing Operations to Adjusted EBITDA

	Three months ended September 30,
	2025	2024	% Change
	(in millions)
Reconciliation of net income from continuing operations to Ecoservices Adjusted EBITDA
Net income from continuing operations	$0.4	$14.8
Provision for income taxes	20.2	4.6
Interest expense, net	8.4	7.9
Depreciation and amortization	20.7	18.5
EBITDA	49.7	45.8
Net loss on asset disposals(a)	3.6	0.2
Transaction and other related costs(b)	0.6	—
Equity-based compensation	2.3	2.3
Restructuring, integration and business optimization expenses(c)	1.8	0.1
Other(d)	(0.5)	0.3
Adjusted EBITDA from continuing operations	57.5	48.7	18.1%
Unallocated corporate expenses	(6.1)	(6.4)	(4.7)%
Ecoservices Adjusted EBITDA	$63.6	$55.1	15.4%

Sales	$204.9	$153.9	33.1%

Adjusted EBITDA from continuing operations margin	28.1%	31.6%
Ecoservices Adjusted EBITDA margin	31.0%	35.8%

Ecovyst Third Quarter 2025 Earnings Release	Page 9

	Nine months ended September 30,
	2025	2024	% Change
	(in millions)
Reconciliation of net (loss) income from continuing operations to Ecoservices Adjusted EBITDA
Net (loss) income from continuing operations	$(2.4)	$22.4
Provision for income taxes	20.0	8.0
Interest expense, net	24.8	27.1
Depreciation and amortization	58.0	52.5
EBITDA	100.4	110.0
Debt modification and extinguishment costs	1.0	4.6
Net loss on asset disposals(a)	4.0	0.8
Transaction and other related costs(b)	2.8	0.2
Equity-based compensation	7.6	8.3
Restructuring, integration and business optimization expenses(c)	2.9	0.2
Other(d)	2.0	0.8
Adjusted EBITDA from continuing operations	120.7	124.9	(3.4)%
Unallocated corporate expenses	(21.2)	(21.4)	(0.9)%
Ecoservices Adjusted EBITDA	$141.9	$146.3	(3.0)%

Sales	$524.1	$449.4	16.6%

Adjusted EBITDA from continuing operations margin	23.0%	27.8%
Ecoservices Adjusted EBITDA margin	27.1%	32.6%

Ecovyst Third Quarter 2025 Earnings Release	Page 10

Descriptions to Ecovyst Non-GAAP Reconciliations
(a)When asset disposals occur, we remove the impact of net gain/loss of the disposed asset because such impact primarily reflects the non-cash write-off of long-lived assets no longer in use.
(b)Relates to certain transaction costs, including debt financing, due diligence and other costs related to transactions that are completed, pending or abandoned, that we believe are not representative of our ongoing business operations.
(c)Includes the impact of restructuring, integration and business optimization expenses, which are incremental costs that are not representative of our ongoing business operations.
(d)Other consists of adjustments for items that are not core to our ongoing business operations. These adjustments include environmental remediation and other legal costs, expenses for capital and franchise taxes, and defined benefit pension and postretirement plan (benefits) costs, for which our obligations are under plans that are frozen. Included in this line-item are rounding discrepancies that may arise from rounding from dollars (in thousands) to dollars (in millions).

Ecovyst Third Quarter 2025 Earnings Release	Page 11

Appendix Table A-2: Reconciliation of Net Income (Loss) From Continuing Operations and EPS to Adjusted Net Income and Adjusted EPS(1)

	Three months ended September 30,
	2025					2024
	Pre-tax amount	Tax expense (benefit)	After-tax amount	Per share, basic	Per share, diluted	Pre-tax amount	Tax expense (benefit)	After-tax amount	Per share, basic	Per share, diluted
	(in millions, except share and per share amounts)
Net income from continuing operations	$20.6	$20.2	$0.4	$—	$—	$19.4	$4.6	$14.8	$0.13	$0.13
Net loss on asset disposals(a)	3.6	0.9	2.7	0.02	0.02	0.2	0.1	0.1	—	—
Transaction and other related costs(b)	0.6	0.2	0.4	—	—	—	—	—	—	—
Equity-based compensation	2.3	0.6	1.7	0.02	0.02	2.3	0.6	1.7	0.02	0.02
Restructuring, integration and business optimization expenses(c)	1.8	0.5	1.3	0.01	0.01	0.1	—	0.1	—	—
Other(d)	(0.3)	(0.1)	(0.2)	—	—	—	—	—	—	—
Adjusted Net Income, including intraperiod allocation	28.6	22.3	6.3	0.05	0.05	22.0	5.3	16.7	0.15	0.15
Intraperiod allocation for restating discontinued operations(2)	—	(15.6)	15.6	0.14	0.14	—	—	—	—	—
Adjusted Net Income(1)	$28.6	$6.7	$21.9	$0.19	$0.19	$22.0	$5.3	$16.7	$0.15	$0.15

Weighted average shares outstanding				113,901,834	114,869,273				116,490,634	117,187,054

	Nine months ended September 30,
	2025					2024
	Pre-tax amount	Tax expense (benefit)	After-tax amount	Per share, basic	Per share, diluted	Pre-tax amount	Tax expense (benefit)	After-tax amount	Per share, basic	Per share, diluted
	(in millions, except share and per share amounts)
Net (loss) income from continuing operations	$17.6	$20.0	$(2.4)	$(0.02)	$(0.02)	$30.4	$8.0	$22.4	$0.19	$0.19
Debt modification and extinguishment costs	1.0	0.2	0.8	0.01	0.01	4.6	1.1	3.5	0.03	0.03
Net loss on asset disposals(a)	4.0	1.0	3.0	0.02	0.02	0.8	0.2	0.6	0.01	0.01
Transaction and other related costs(b)	2.8	0.7	2.1	0.02	0.02	0.2	0.1	0.1	—	—
Equity-based compensation	7.6	0.9	6.7	0.05	0.05	8.3	1.6	6.7	0.06	0.06
Restructuring, integration and business optimization expenses(c)	2.9	0.8	2.1	0.02	0.02	0.2	0.1	0.1	—	—
Other(d)	1.9	0.5	1.4	0.01	0.01	0.3	0.2	0.1	—	—
Adjusted Net Income, including intraperiod allocation	37.8	24.1	13.7	0.11	0.11	44.8	11.3	33.5	0.29	0.29
Intraperiod allocation for restating discontinued operations(2)	—	(15.6)	15.6	0.14	0.14	—	—	—	—	—
Adjusted Net Income(1)	$37.8	$8.5	$29.3	$0.25	$0.25	$44.8	$11.3	$33.5	$0.29	$0.29

Weighted average shares outstanding				115,943,873	116,465,676				116,786,759	117,425,254
See Appendix Table A-1 for Descriptions to Ecovyst Non-GAAP Reconciliations in the table above.

Ecovyst Third Quarter 2025 Earnings Release	Page 12

(1)We define Adjusted Net Income as net income (loss) from continuing operations adjusted for non-operating income or expense and the impact of certain non-cash or other items that are included in net income (loss) from continuing operations that we do not consider indicative of our ongoing operating performance. Adjusted Net Income is presented as a key performance indicator as we believe it will enhance a prospective investor’s understanding of our results of operations and financial condition. Adjusted Net Income may not be comparable with net income (loss) from continuing operations or Adjusted Net Income as defined by other companies.
(2)Due to reporting the Advanced Materials & Catalysts business as held for sale in discontinued operations, the estimated tax rate used to value deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) needs to be adjusted to remove the Advanced Materials & Catalysts rate. Given it is a direct result of the sale of discontinued operations and the need to adjust the estimated tax rate arose because of discontinued operations, the impact of revaluing the reporting entity’s DTAs and DTLs are reflected in continuing operations. Due to this revaluation being solely as a result of the Advanced Materials & Catalysts divestiture and a non-cash item, it is treated as an addback.
The adjustments to net (loss) income from continuing operations are shown net of applicable tax rates of 25.6% and 25.1% for the nine months ended September 30, 2025 and 2024, respectively, except for equity-based compensation. The tax effect on equity-based compensation is derived by removing the tax effect of any equity-based compensation expense disallowed as a result of its inclusion within IRC Sec. 162(m), and adding the tax effect of equity-based stock compensation shortfall recorded as a discrete item.

Ecovyst Third Quarter 2025 Earnings Release	Page 13

Appendix Table A-3: Adjusted Free Cash Flow

	Nine months ended September 30,
	2025	2024
	(in millions)
Net cash provided by operating activities	$98.5	$106.4
Less:
Purchases of property, plant and equipment	(67.1)	(51.7)
Free Cash Flow(2)	$31.4	$54.7

Adjustments to free cash flow:
Cash paid for debt financing costs	1.0	4.6
Cash paid for costs related to the Waggaman acquisition	4.1	—
Cash paid for costs related to the segment disposal	5.9	—
Adjusted Free Cash Flow(1)	$42.4	$59.3

Net cash used in investing activities(2)	$(108.4)	$(56.2)
Net cash used in financing activities	$(37.5)	$(15.1)

(1)We define Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment, including purchases of property, plant and equipment reported in discontinued operations, adjusted for cash flows that are unusual in nature and/or infrequent in occurrence that neither relate to our core business nor reflect the liquidity of our underlying business. Historically these adjustments include proceeds from the sale of assets, net interest proceeds on swaps designated as net investment hedges, the cash paid for segment disposals and cash paid for debt financing costs included in cash from operating activities. Adjusted Free Cash Flow is a non-GAAP financial measure that we believe will enhance a prospective investor’s understanding of our ability to generate additional cash from operations and is an important financial measure for use in evaluating our financial performance. Our presentation of Adjusted Free Cash Flow is not intended to replace, and should not be considered superior to, the presentation of our net cash provided by operating activities determined in accordance with GAAP. Additionally, our definition of Adjusted Free Cash Flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view Adjusted Free Cash Flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows. You should not consider Adjusted Free Cash Flow in isolation or as an alternative to the presentation of our financial results in accordance with GAAP. The presentation of Adjusted Free Cash Flow may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.
(2)Net cash used in investing activities includes purchases of property, plant and equipment, which is also included in our computation of Adjusted Free Cash Flow.

Ecovyst Third Quarter 2025 Earnings Release	Page 14

Appendix Table A-4: Reconciliation of Expected Debt to Expected Net Debt(1)

(in millions, except ratios)

Total gross debt as of September 30, 2025	$864		$864

Expected net proceeds	$530		$530
Expected debt paydown range	(500)		(450)
Excess Cash	$30		$80

Cash and cash equivalents as of September 30, 2025	$99		$99

Expected Remaining Debt(2)	$364		$414
Less: Expected Remaining Cash(3)	150		200
Expected Net Debt	$214		$214

Adjusted EBITDA Guidance(4)	$170		$170

Expected Net Debt Leverage Ratio	1.3	x	1.3	x

(1)This table illustrates projected debt and projected net debt upon consummation of the sale of the Advanced Materials & Catalysts segment and the related debt paydown in connection with the consummation of such sale.
(2)Equal to total gross debt as of September 30, 2025 less expected debt paydown range.
(3)Expected Remaining Cash includes cash and cash equivalents as of September 30, 2025 of $99 million plus $21 million of expected net cash generation in the fourth quarter of 2025 plus Excess Cash as calculated above.
(4)Refer to 2025 Revised Financial Outlook for Continuing Operations for current guidance on Adjusted EBITDA from continuing operations.

Ecovyst Third Quarter 2025 Earnings Release	Page 15